Exhibit 99.1

iBasis Reports Second Quarter 2008 Results

Company Resumes Growth in Minutes, Revenue and Gross Profit

BURLINGTON, Mass.--(BUSINESS WIRE)--iBasis, Inc. (NASDAQ: IBAS), a KPN affiliate, today announced results for the second quarter ended June 30, 2008.

On October 1, 2007, iBasis acquired KPN Global Carrier Services. As this transaction has been treated as a reverse acquisition of iBasis by KPN Global Carrier Services under the purchase method of accounting, the financial results of KPN Global Carrier Services have become the historical financial results of the combined company and replace the historical financial results of iBasis as a standalone company for periods prior to the closing of the acquisition. Thus, the GAAP financial results for Q2 2007 include only the results of KPN Global Carrier Services. Historical GAAP results for KPN Global Carrier Services as a wholly-owned subsidiary of Royal KPN are not necessarily indicative of results that would have been achieved on a standalone basis.

To make comparisons to prior periods more useful, we are providing supplemental pro forma data which include the consolidated historical results of both iBasis and KPN Global Carrier Services.

Revenue for the second quarter of 2008 was $360.8 million, and net income was at breakeven. For the second quarter of 2007, pro forma revenue was $347.7 million, and pro forma net income was $3.7 million.

Adjusted EBITDA for the second quarter of 2008 was $12.7 million, compared to pro forma Adjusted EBITDA of $14.5 million in the second quarter of 2007. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company’s operating trends.

Comments on the Second Quarter

“We’re very pleased to have returned to growth in Q2 with minutes, revenue and gross profit increasing both sequentially and compared to pro forma Q2 2007,” said Ofer Gneezy, president and CEO of iBasis. “The sequential growth was significant in both our Trading and our Outsourcing businesses, and is partially attributable to the addition this quarter of the business we acquired from TDC, underscoring the success of our consolidation strategy. Also, according to industry sources, the international wholesale market overall resumed growth in Q2.

“We achieved good lift in our Trading business with significant sequential growth in revenue and gross profit and a slight expansion in gross margin. We are particularly encouraged by our growth in the voice over broadband segment of the market, which includes emerging consumer VoIP providers and cable operators.

“In our Outsourcing business both minutes and revenue grew over 35% sequentially. Gross profit grew significantly but at the slower pace of 8% sequentially as the growth was predominantly from KPN’s mobile entities, as well as the inclusion of traffic received from TDC, both of which are at a lower margin.

“Our Retail business, which has been under pressure from softness in the economy, started stabilizing in Q2 with growth in minutes, flat revenue and decline in gross profit all driven by the introduction of new calling card products in the market. We expect our Retail business to show modest growth in the second half of the year.

“In keeping with the terms of the outsourcing agreement, the TDC-related contribution to iBasis gross profit was limited during the quarter. However, we expect it to grow beginning in Q3 as we have exited the transition period and as we migrate the traffic to our network. The business we acquired from TDC comprises third party carrier traffic which is now included in our Trading business and TDC’s own originated traffic which is now included in our Outsourcing business following the same approach we took after the transaction with KPN. The overall contribution to revenue from the TDC transaction is in line with our expectations.

Sources of Revenue – Q2 ‘08

($ in millions)	Wholesale Trading	Outsourcing	Retail	Total
Minutes (in billions)	4.9	0.7	0.5	6.2
Revenue	$272.2	$67.8	$20.9	$360.8
Gross Profit(a)	$23.6	$11.0	$2.8	$37.5
Gross Margin	8.7%	16.3%	13.4%	10.4%

(a) Revenue less data communications and telecommunications costs

Comments on Synergies from the KPN Transaction

“By the end of Q2 we had achieved annualized run rate savings of more than $7 million of the previously estimated $10 million forecasted in annual operational synergies. The remaining operational synergies will be achieved through further migration of traffic to our more efficient IP network, further reduction in costs related to transmission and other transition services we purchase from KPN, and the replacement of legacy systems with new enterprise resource planning and integrated data warehouse systems.

“The strategic synergies from unified least cost routing also continued to grow and are expected to reach $10 million on an annualized basis. We are very pleased with the progress in the integration of the two businesses which we expect to complete by the second quarter of 2009. The combined operational and strategic synergies are expected to reach $20 million annually.

Stock Repurchase Program

Pursuant to the $15 million stock repurchase program authorized by our board of directors in April 2008, iBasis repurchased an aggregate of 1.4 million shares of iBasis common stock through the second quarter at a cost of $4.8 million.

Operational Milestones

Minutes of use on The iBasis Network™ in Q2 2008 was 6.2 billion, up 6% compared to pro forma traffic of 5.9 billion minutes in Q2 2007 and 5.8 billion minutes in Q1 2008. Average revenue per minute was 5.84 cents, compared to pro forma 5.94 cents in Q2 2007 and 5.59 cents in Q1 2008. Average margin per minute remained stable at 0.61 cents, the same as in Q1 2008, and compared to pro forma 0.63 cents in Q2 2007.

Guidance

The Company believes that in 2008 Adjusted EBITDA will be $55 to $60 million and capital asset expenditures will be $20 to $25 million.

Q2 Results Conference Call

iBasis will host a conference call to discuss the Company’s selected Q2 results, led by Ofer Gneezy, iBasis president & CEO on July 22, 2008 at 5:00 p.m. EST. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

About iBasis

Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include KPN, KPN Mobile, E-Plus, BASE, TDC, and many other large telecommunications carriers such as Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, Telefonica, and Yahoo. In October 2007, iBasis acquired KPN Global Carrier Services to create one of the three largest carriers of international voice traffic in the world(1), and KPN became a majority stockholder of iBasis. On a pro forma basis, the combined company carried approximately 24 billion minutes of international voice traffic in 2007. The Company can be reached at its worldwide headquarters in Burlington, Mass., USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

(1) Telegeography 2008 and iBasis pro forma 2007 traffic.

iBasis and Pingo are registered marks, and The iBasis Network is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, any forward statements implied by our pro forma results, as well as forward-looking statements regarding: (i) our belief that recent declines in the wholesale telecommunications market generally are temporary, that we will resume ongoing growth overall and in particular from the addition of traffic resulting from our transaction with TDC; (ii) the amount and timing of the synergies from the KPN transaction that we expect to realize; (iii) the expected growth from cross-selling and more transparent pricing in our Retail business; (iv) our expectation that we will be able to take advantage of the consolidation trends in the international voice industry; (v) the expected increase in gross profit as we migrate the TDC traffic; and (vi) our expected 2008 Adjusted EBITDA and capital asset expenditures. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to,(i) our ability of the to successfully integrate the operations and employees of KPN Global Carrier Services,(ii) our ability to realize anticipated synergies,(iii) our ability to successfully migrate the TDC traffic; (iv) the emergence of new competitive initiatives resulting from rapid technological advances, (v) changes in business conditions and volatility and uncertainty in the markets that we serve; (vi) the Company's ability to execute its business plan;(vii) the extent of adoption of our services and the timing and amount of revenue and gross profit generated by these services; (viii) fluctuations in the market for and pricing of these services; and (ix) the other factors described in our most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

Use of Non-GAAP Financial Measures

In this press release, our financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures which are not an alternative to GAAP and may be different from non-GAAP financial measures used by other companies. In particular, we provide (i) Adjusted EBITDA, and (ii) combined pro forma financial information which in each case results in a non-GAAP financial measure. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in our business and are important in comparing current results with prior period results. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage our business and to evaluate our performance. We believe the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss) and we have provided a reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA and pro forma combined Adjusted EBITDA in this press release.

iBasis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands)

	June 30,	December 31,
	2008	2007
Assets

Cash, cash equivalents and short-term investments	$62,504	$65,734
Accounts receivable, net	229,119	204,883
Prepaid expenses and other current assets	6,534	4,687
Property and equipment, net	37,024	34,966
Intangible assets	95,781	93,800
Goodwill	248,795	248,795
Other assets	1,975	7,008

Total assets	$681,732	$659,873

Liabilities and Stockholders’ Equity

Accounts payable	$125,128	$146,899
Accrued expenses	180,224	136,903
Deferred revenue	10,848	11,503
Current portion of long term debt	744	755
Long term debt, net of current portion	30,593	25,000
Other long term liabilities	3,722	4,323

Total liabilities	351,259	325,383
Stockholders’ equity	330,473	334,490

Total liabilities and stockholders’ equity	$681,732	$ 659,873

iBasis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2008	2007
Total net revenue	$360,840	$193,684

Costs and operating expenses:
Data communications and telecommunications costs (excluding depreciation and amortization)	323,364	173,422
Engineering and network operations expenses	6,028	2,344
Selling, general and administrative expenses	19,430	5,175
Merger related expenses	---	357
Depreciation and amortization	8,488	1,210

Total costs and operating expenses	357,310	182,508

Income from operations	3,530	11,176

Interest income (expense), net	(30)	220
Foreign exchange loss	(541)	(166)

Income before income taxes	2,959	11,230

Income tax expense	2,946	2,873

Net income	$13	$8,357

Net income per share:
Basic	$0.00	$0.21
Diluted	$0.00	$0.21

Weighted average common shares outstanding:
Basic	74,517	40,121
Diluted	75,072	40,121

iBasis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except per share data)

	Six Months Ended June 30,
	2008	2007
Total net revenue	$685,743	$372,234

Costs and operating expenses:
Data communications and telecommunications costs (excluding depreciation and amortization)	612,862	336,214
Engineering and network operations expenses	12,656	4,124
Selling, general and administrative expenses	39,251	8,958
Merger related expenses	---	1,678
Depreciation and amortization	15,719	2,401

Total costs and operating expenses	680,488	353,375

Income from operations	5,255	18,859

Interest income (expense), net	(473)	94
Foreign exchange loss	(792)	(128)

Income before income taxes	3,990	18,825

Income tax expense	6,049	4,829

Net income (loss)	$(2,059)	$13,996

Net income (loss) per share:
Basic	$ (0.03)	$0.35
Diluted	$ (0.03)	$0.35

Weighted average common shares outstanding:
Basic	74,734	40,121
Diluted	74,734	40,121

Operating Results

($ in millions)	Pro Forma Q2 ‘07(a)	Actual Q1 ‘08	Actual Q2 ‘08
Revenue	$347.7	$324.9	$360.8
Gross Profit(b)	$36.9	$35.4	$37.5
Gross Margin	10.6%	10.9%	10.4%
Operating Expenses	$23.8	$26.5	$25.5
Depreciation & Amortization	$7.0	$7.2	$8.5
Income from Operations	$6.1	$1.7	$3.5
Net income (loss)	$3.7	$(2.1)	$0.0
Adjusted EBITDA	$14.5	$11.2	$12.7
Minutes	5.9B	5.8B	6.2B

(a) Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

(b) Revenue less data communications and telecommunications costs

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA is defined as earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, foreign exchange gains and losses, merger related expenses, purchase accounting adjustments, certain non-recurring charges, interest, taxes, and depreciation and amortization.

In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.

In Millions
	Q2 07(a)	Q1 08	Q2 08
Net income (loss)	$8.3	$(2.1)	$0.0
Pro Forma adjustments:
iBasis historical net income (loss)	0.1
Depreciation and amortization	(3.6)
Other	(1.1)
Pro forma net income (loss)	3.7

Add/(less):
Stock-based compensation	0.5	0.6	0.7
Depreciation and amortization	7.0	7.2	8.5
Interest expense (income), net	(0.7)	0.4	---
Foreign exchange loss	0.2	0.3	0.6
Merger related expenses	0.4	---	---
Option analysis expense	0.6	0.1	---
Acquisition activity related expenses	---	1.0	---
Purchase accounting adjustments	---	0.6	---
Income tax expense	2.8	3.1	2.9
Pro forma Adjusted EBITDA	$14.5	$11.2	$12.7

(a) Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

CONTACT:
iBasis, Inc.
Media:
Chris Ward, 781-505-7557
cward@ibasis.net
or
Investors:
Richard Tennant, 781-505-7409
ir@ibasis.net